Exhibit 10.2

AMENDMENT TO AMENDED AND RESTATED CLOSING AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED CLOSING AGREEMENT (this “Amendment”) is made and entered into as of September 27, 2023, by and between Asset Entities Inc., a Nevada corporation (the “Company”) and TRITON FUNDS LP (the “Investor”).

WHEREAS, the Company and the Investor desire to amend that certain Amended and Restated Closing Agreement between the Company and the Investor, dated as of August 1, 2023 (the “A&R Closing Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  General. This Amendment amends the A&R Closing Agreement. Except as expressly set forth in this Amendment, all terms and conditions of the A&R Closing Agreement shall remain in full force and effect.

2.	Amendment.

(a)  The Investor and the Company hereby agree to amend Section 2.1 of the A&R Closing Agreement in its entirety to state as follows:

“2.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions set forth herein, the Company shall sell to the Investor at the Purchase Price, and the Investor shall purchase from the Company at the Purchase Price, Shares having an aggregate value equal to up to the Investment Amount; provided, however, that, to the extent that the Investor determines, in its sole discretion, that the Investor (together with the Investor’s affiliates, and any person acting as a group together with the Investor or any of the Investor’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as the Investor may otherwise choose, in lieu of purchasing Shares the Investor may elect to purchase Pre-Funded Warrants at the Purchase Price. The ‘Beneficial Ownership Limitation’ shall be 9.99% of the number of shares of Company Common Stock outstanding immediately after giving effect to the issuance of the Securities on a Closing Date.”

(b)  The Investor and the Company hereby agree to amend Section V of the A&R Closing Agreement in its entirety to state as follows:

“SECTION V EXPIRATION

This Agreement shall expire on December 30, 2023.”

(c)  The Investor and the Company hereby agree to amend the portion of the text of Exhibit A of the A&R Closing Agreement that states, “This is to inform you that as of today the Company hereby elects to exercise its right pursuant to this Agreement to sell you the Securities in the Investment Amount.” Such text is amended to read in its entirety as follows: “This is to inform you that as of today the Company hereby elects to exercise its right pursuant to this Agreement to sell you ___ Shares.”

1. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt by the Company and the Investor of counterpart signatures to this Amendment duly executed and delivered by the Company and the Investor.

3.  No Implied Consent or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Investor or the Company under the A&R Closing Agreement, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the A&R Closing Agreement, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Investor or the Company to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the A&R Closing Agreement.

4.   Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

5.  Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Registration Rights Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ASSET ENTITIES INC.

By:	/s/ Arshia Sarkhani
Name:	Arshia Sarkhani
Title:	Chief Executive Officer
9/28/2023

INVESTOR

TRITON FUNDS LP

By:	/s/ Tyler Hoffman
Name:	Tyler Hoffman
Title:	Authorized Signatory
9/29/2023